CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 3, 2014 (except for note 6 which is dated June 3, 2014) with respect to the audited financial statements of HempAmericana, Inc. for the period from February 10, 2014 (inception) through February 28, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

July 9, 2014